UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 10, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2019, Imperial Finance and Trading, LLC (“Imperial”), a wholly-owned subsidiary of Emergent Capital, Inc. (“Emergent” or the “Company”), entered into a retention agreement with Miriam Martinez, the Company’s Senior Vice President, Chief Financial Officer and Secretary (the “Retention Agreement”).The Retention Agreement provides for a cash retention payment (the “Retention Payment”) and certain extended benefits to Ms. Martinez (the “Benefits”) in recognition of her significant contributions to consummating the Company’s August 2019 transaction with Jade Mountain Partners, LLC, which allowed the Company and its subsidiary White Eagle Asset Portfolio, L.P. (“White Eagle”) to refinance an onerous credit facility and improve the Company’s overall financial position (the “White Eagle Transaction”), and in consideration of Ms. Martinez’s continued support and assistance with the current restructuring under consideration by the Company (the “Restructuring”).

The Retention Agreement provides that in exchange for her Retention Payment and Benefits, Ms. Martinez will remain employed by Imperial pursuant to her current employment agreement, dated March 13, 2018 (the “Employment Agreement”), and that the Retention Payment is in lieu of any severance otherwise payable to Ms. Martinez under the Employment Agreement. In addition, Ms. Martinez will not be eligible to receive any portion of her Retention Payment if she is terminated for Cause (as defined in the Employment Agreement) or resigns without Good Reason (as defined in the Employment Agreement). The Retention Payment consists of $700,000. The Benefits consist of 18 months of (x) COBRA health insurance coverage reimbursement from the company and (x) other benefits to which he would be entitled upon an involuntary termination without Cause under her Employment Agreement. The Retention Payment is payable as to two-thirds upon entering into the Retention Agreement and one-third within three (3) business days of the consummation of the Restructuring, so long as the White Eagle Transaction remains in full force and effect and White Eagle and its limited partnership agreement remain operative and in good standing. In the event that the Company files for bankruptcy prior to the payment of any portion of the Retention Payment or Benefits, the Company will file with the bankruptcy court a motion to approve a Key Employee Retention Plan to preserve each of Ms. Martinez’s rights under her Retention Agreement to her full Retention Payment and Benefits provided that she must comply with all of the provisions of her Retention Agreement.

The above description of the Retention Agreement do not purport to be complete and are qualified in their entirety by reference to such document, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits    EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Agreement dated as of December 10, 2019 between Imperial Finance & Trading, LLC and Miriam Martinez.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 16, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer